WAYPOINT BANK                                              235 N. Second Street
                                                           Harrisburg, Pa 17101
                                                           Phone 717-909-2603
                                                           Fax 717-231-6186


                                  EXHIBIT 99.1





NEWS RELEASE






     FOR IMMEDIATE RELEASE
MARCH 13, 2003


Contact:

James H. Moss
Chief Financial Officer
(717) 909-2247

                    WAYPOINT FINANCIAL ANNOUNCES ISSUANCE OF
                    $15 MILLION OF TRUST PREFERRED SECURITIES

HARRISBURG, PA -- Waypoint Financial Corp. (Nasdaq: WYPT), the parent holding company of Waypoint Bank, today announced that the company has raised $15 million through the issuance of variable rate Trust Preferred Securities which closed and funded March 13, 2003. The net proceeds of the Trust Preferred issuance may be used for mergers, acquisitions, stock repurchase program transactions and other general corporate purposes.

     Waypoint Financial Corp. is a $5.4 billion bank holding company for Waypoint Bank, which is headquartered in Harrisburg, Pennsylvania with a network of 60 branches. Waypoint Bank operates 52 branches in Dauphin, York, Lancaster, Cumberland, and Lebanon counties in southcentral Pennsylvania and 8 branches in Baltimore, Harford and Washington counties in northern Maryland. Waypoint provides a full range of financial services including banking for retail, commercial, and small business customers, mortgages, trust and investment, brokerage, and insurance services to over 120,000 households and businesses.

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